Exhibit 99.1

Planar Announces Fiscal Third Quarter 2011 Financial Results

Company reports 35 percent year-over-year growth in Digital Signage product sales

BEAVERTON, Ore. – August 11, 2011 – Planar Systems, Inc. (NASDAQ: PLNR), a worldwide leader in specialty display solutions, recorded sales of $45.7 million and GAAP loss per share of $0.10 in its third fiscal quarter ended July 1, 2011. On a Non-GAAP basis (see reconciliation table), loss per share was $0.01 in the third quarter of fiscal 2011.

“While our year-over-year revenue growth in the third quarter was a bit lower than we expected, I am pleased with the continued progress we have made in growing sales of our digital signage products and the potential implications for our longer term growth prospects,” said Gerry Perkel, Planar’s President and Chief Executive Officer. “Specifically, we continue to experience very strong demand for our Clarity™ Matrix LCD Video Wall System and we remain excited about our future growth potential in the broader, fast-growing, digital signage market.”

THIRD QUARTER BUSINESS HIGHLIGHTS

•	Revenue growth occurred in 2 of the 3 geographical regions compared with the third quarter of last year, with Americas declining 1%, EMEA up 5% and Asia Pacific up 19%

•

Sales of digital signage products totaled $10.9 million, and represented 24% of total revenue and 35% growth compared with the third quarter of the previous fiscal year, led by sales of Clarity Matrix (LCD Video Walls) which increased 228% compared to the same period in fiscal 2010

•	Rear Projection Video Wall Cube sales grew 16% compared with the third quarter of last year, with similar growth across all three geographies

•

Sales of High-end home products increased 21% compared with the same period a year ago, fueled by the first shipments, including demo orders, of the Runco® D-73d, the world’s only 3D projector for the home, with Constant Stereoscopic Video (CSVTM), utilizing passive glasses

•	Several new product and other announcements were made in the 3rd quarter, aimed at the digital signage market:

•	82” slim LCD Display, Planar d82L with AccessChoice™ (rack-mounted electronics ideal for public venues)

•	Multi-Touch LCD Video Walls, Ultra-thin 92”, 130”, and 138” Clarity Matrix Touch video walls

•	Launch of a new website showcasing Planar’s breadth of digital signage products (www.planardigitalsignage.com)

•	Clarity Matrix LCD Video Wall System featured in a number of trade-shows, demo rooms, and applications:

•	Selected as New Media Display by renowned architect Juergen Mayer H.

•	Selected as the Title Exhibition Partner for New Media Display at NeoCon 2011

•	Selected by Cyviz for their Collaborative Telepresense (CTP) product portfolio

•	Selected by the NBA’s Portland Trail Blazers in the Rose Garden’s Rip City United Headquarters

THIRD QUARTER FISCAL 2011 RESULTS

The Company’s total sales for the third quarter of fiscal 2011 increased 2 percent compared with the same period a year ago. The increase was primarily driven by rising sales of Clarity Matrix LCD video wall products, rear projection video wall cubes and high-end home projection products, partially offset by declining sales of desktop monitors and custom AMLCD displays. The Company believes its desktop monitor decline was due to a broad slowdown in demand in the industry experienced during the quarter.

The Company’s consolidated gross margins (on a Non-GAAP basis) were 28.1 percent in the third quarter of 2011, up from 27.8 percent in the third quarter of 2010 (see reconciliation table). The increase in gross margin, as a percent of sales, from the previous year was primarily due to a more favorable revenue mix of higher margin products including digital signage displays and rear projection cubes as well as lower sales of lower margin desktop monitors. Total operating expenses (on a Non-GAAP basis) for the third quarter of 2011 increased approximately $1.1 million to $13.2 million compared with the same quarter a year ago, primarily driven by increased research and development and sales and marketing expenses. The Company has continued to increase sales and marketing resources, adding a number of full time employees to the payroll during the last quarter. In addition, the Company has been increasing marketing program spending, largely focused on pursuing increased sales of digital signage products.

The Company’s cash balance was $23.4 million at the end of the third quarter, with no debt, a decline of $4.2 million from the end of the second quarter. The cash decline was primarily caused by growth in inventory as a result of weaker than expected demand for desktop monitors, which the Company believes will be sold within the next few quarters.

BUSINESS OUTLOOK

Looking forward, the Company believes it can achieve revenue growth in excess of 10 percent in the next fiscal year (2012), driven primarily by growth in sales of digital signage products. As previously discussed, the Company continues to add resources, mostly in sales and marketing, and also expects to utilize additional working capital to pursue growth opportunities.

Due to timing of some customers’ projects, combined with near-term weaker demand for custom AMLCD products, the Company is expecting only a small increase in sales sequentially in the fourth quarter of fiscal 2011. As stated above, the Company currently plans to continue to add resources in the fourth quarter to pursue growth opportunities in fiscal 2012 and beyond, resulting in increased operating expenses. In addition, the Company expects sales of desktop monitors to increase in the fourth quarter, causing a less favorable product mix and a lower overall gross margin percentage when compared with the third quarter of fiscal 2011. As a result, the Company currently anticipates revenue in the range of $46-48 million and Non-GAAP loss between $0.06 and $0.08 per share for the fourth quarter of fiscal 2011.

Results of operations and the business outlook will be discussed in a conference call today, August 11, 2011, beginning at 2:00 PM Pacific Time. The call can be heard via the Internet through a link on Planar’s website, www.planar.com, or through numerous other investor sites, and will be available for replay until September 11, 2011. The Company intends to post on its website a transcript of the prepared management commentary from the conference call shortly after the conclusion of the call.

ABOUT PLANAR

Planar Systems, Inc (NASDAQ:PLNR) is a global leader of specialty display technology providing solutions for the world’s most demanding environments. Hospitals, space and military programs, utility and transportation hubs, retailers, banks, government agencies, businesses, and home theater enthusiasts all depend on Planar to provide superior performance when image experience is of the highest importance. Founded in 1983, Planar is headquartered in Oregon, USA, with offices, manufacturing partners, and customers worldwide. For more information, visit www.planar.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 relating to Planar’s business operations and prospects, including statements relating to the Company’s expected levels of revenue, operating expenses, gross margin percentage, and Non-GAAP loss for the fourth quarter of fiscal 2011, fiscal 2011, and fiscal 2012 and the other statements made under the heading “Business Outlook,”. These statements are made pursuant to the safe harbor provisions of the federal securities laws. These and other forward-looking statements, which may be identified by the inclusion of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “goal” and variations of such words and other similar expressions, are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Many factors, including the following, could cause actual results to differ materially from the forward-looking statements: poor or further weakened domestic and international business and economic conditions; changes or continued reductions in the demand for products in the various display markets served by the Company; any delay in the timing of customer orders or the Company’s ability to ship product upon receipt of a customer order; the extent and timing of any additional expenditures by the Company to address business growth opportunities; any inability to reduce costs or to do so quickly enough, in either case, in response to reductions in revenue; adverse impacts on the Company or its operations relating to or arising from any inability to fund desired expenditures, including due to difficulties in obtaining necessary financing; changes in the flat-panel monitor industry; changes in customer demand or ordering patterns; changes in the competitive environment including pricing pressures or the ability to keep pace with technological changes; technological advances; shortages of manufacturing capacity from the Company’s third-party manufacturing partners or other interruptions in the supply of components the Company incorporates in its finished goods including as a result of natural disasters like the recent earthquakes and tsunami in Japan; future production variables resulting in excess inventory and other risk factors listed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (SEC). The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

MEDIA CONTACTS: Kim Brown Planar Systems, Inc. 503.748.6724 kim.brown@planar.com	INVESTOR CONTACTS: Ryan Gray Planar Systems, Inc. 503.748.8911 ryan.gray@planar.com

Note Regarding the Use of Non-GAAP Financial Measures:

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the Company’s earnings release contains Non-GAAP financial measures that exclude share-based compensation and the requirements of Topic 718 of the FASB Accounting Standards CodificationTM, “Compensation-Stock Compensation”. The Non-GAAP financial measures also exclude impairment and restructuring charges, the amortization of intangible assets related to previous acquisitions, various tax charges including the valuation allowance against deferred tax assets, the gain or loss on foreign currency due to the non-cash nature of the charge, and various other adjustments. The Non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the Non-GAAP financial measures to the most directly comparable GAAP financial measures.

Planar Systems, Inc.

Consolidated Statement of Operations

(In thousands, except per share amounts)

(unaudited)

	Three months ended		Nine months ended

	July 1, 2011	June 25, 2010	July 1, 2011	June 25, 2010
Sales	$45,659	$44,739	$135,379	$127,475
Cost of Sales	32,835	32,330	96,912	95,793

Gross Profit	12,824	12,409	38,467	31,682

Operating Expenses:
Research and development, net	2,781	2,418	7,968	7,454
Sales and marketing	6,892	6,081	18,889	17,179
General and administrative	4,200	3,901	12,639	12,281
Amortization of intangible assets	512	622	1,536	1,866
Impairment and restructuring charges	—	—	—	3,388

Total Operating Expenses	14,385	13,022	41,032	42,168

Income (Loss) from operations	(1,561)	(613)	(2,565)	(10,486)

Non-operating income (expense):
Interest, net	9	3	23	(7)
Foreign exchange, net	(208)	1,138	(830)	2,362
Other, net	(10)	200	222	211

Net non-operating income (expense)	(209)	1,341	(585)	2,566

Income (loss) before taxes	(1,770)	728	(3,150)	(7,920)
Provision (benefit) for income taxes	127	601	146	(1,739)

Net Income (loss)	$(1,897)	$127	$(3,296)	$(6,181)

Net Income (loss) per share - basic	($0.10)	$0.01	($0.17)	($0.33)
Net Income (loss) per share - diluted	($0.10)	$0.01	($0.17)	($0.33)

Weighted average shares outstanding - basic	19,506	19,079	19,362	18,898
Weighted average shares outstanding - diluted	19,506	19,436	19,362	18,898

Planar Systems, Inc.

Consolidated Balance Sheets

(In thousands)

(unaudited)

	July 1, 2011	Sept. 24, 2010
ASSETS
Cash	$23,393	$31,709
Accounts receivable, net	25,347	27,010
Inventories	46,149	33,397
Other current assets	4,913	3,924

Total current assets	99,802	96,040

Property, plant and equipment, net	4,567	5,347
Intangible assets, net	1,717	3,253
Other assets	4,417	3,794

	$110,503	$108,434

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	18,916	16,130
Current portion of capital leases	—	4
Deferred revenue	2,194	1,611
Other current liabilities	18,021	19,800

Total current liabilities	39,131	37,545

Other long-term liabilities	6,619	5,513

Total liabilities	45,750	43,058

Common stock	182,040	180,289
Retained earnings (deficit)	(116,562)	(112,886)
Accumulated other comprehensive loss	(725)	(2,027)

Total shareholders’ equity	64,753	65,376

	$110,503	$108,434

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, unaudited)

	For the three months ended

	July 1, 2011	June 25, 2010
Gross Profit:
GAAP Gross Profit	12,824	12,409

Share-based Compensation	14	33

Total Non-GAAP adjustments	14	33

NON-GAAP GROSS PROFIT	12,838	12,442

NON-GAAP GROSS PROFIT PERCENTAGE	28.1%	27.8%

Research and Development:
GAAP research and development expense	2,781	2,418

Share-based Compensation	(56)	(47)

Total Non-GAAP adjustments	(56)	(47)

NON-GAAP RESEARCH AND DEVELOPMENT EXPENSE	2,725	2,371

Sales and Marketing:
GAAP sales and marketing expense	6,892	6,081

Share-based Compensation	(148)	(105)

Total Non-GAAP adjustments	(148)	(105)

NON-GAAP SALES AND MARKETING EXPENSE	6,744	5,976

General and Administrative:
GAAP General and Administrative Expense	4,200	3,901

Share-based Compensation	(479)	(188)

Total Non-GAAP adjustments	(479)	(188)

NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSE	3,721	3,713

Operating Expenses:
GAAP Total Operating Expenses	14,385	13,022

Share-based Compensation	(683)	(340)
Amortization of intangible assets	(512)	(622)

Total Non-GAAP adjustments	(1,195)	(962)

NON-GAAP TOTAL OPERATING EXPENSES	13,190	12,060

Reconciliation of GAAP to Non-GAAP Financial Measures Continued

(In thousands, unaudited)

	For the three months ended

	July 1, 2011	June 25, 2010
Income (Loss) from Operations:
GAAP income (loss) from operations	(1,561)	(613)

Share-based Compensation	697	373
Amortization of intangible assets	512	622

Total Non-GAAP adjustments	1,209	995

NON-GAAP INCOME (LOSS) FROM OPERATIONS	(352)	382

Income (Loss) before taxes & EBITDA:
GAAP income (loss) before taxes	(1,770)	728

Share-based Compensation	697	373
Amortization of intangible assets	512	622
Foreign Exchange, net	208	(1,138)

Total Non-GAAP adjustments	1,417	(143)

NON-GAAP INCOME (LOSS) BEFORE TAXES	(353)	585

Depreciation	528	695

NON-GAAP EBITDA	175	1,280

Net Income (Loss):
GAAP Net Income (loss)	(1,897)	127

Share-based Compensation	697	373
Amortization of intangible assets	512	622
Foreign Exchange, net	208	(1,138)
Income tax effect of reconciling items	259	542

Total Non-GAAP adjustments	1,676	399

NON-GAAP NET INCOME (LOSS)	(221)	526

GAAP weighted average shares outstanding - basic	19,506	19,079
NON-GAAP weighted average shares outstanding - diluted	19,506	19,436

GAAP Net Income (Loss) per share - basic	($0.10)	$0.01
Non-GAAP adjustments detailed above	0.09	0.02
NON-GAAP NET INCOME PER SHARE (basic)	($0.01)	$0.03

GAAP Net Income (Loss) per share - diluted	($0.10)	$0.01
Non-GAAP adjustments detailed above	0.09	0.02
NON-GAAP NET INCOME PER SHARE (diluted)	($0.01)	$0.03

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, unaudited)

	For the nine months ended

	July 1, 2011	June 25, 2010
Gross Profit:
GAAP Gross Profit	38,467	31,682

Share-based Compensation	44	141

Total Non-GAAP adjustments	44	141

NON-GAAP GROSS PROFIT	38,511	31,823

NON-GAAP GROSS PROFIT PERCENTAGE	28.4%	25.0%

Research and Development:
GAAP research and development expense	7,968	7,454

Share-based Compensation	(159)	(177)

Total Non-GAAP adjustments	(159)	(177)

NON-GAAP RESEARCH AND DEVELOPMENT EXPENSE	7,809	7,277

Sales and Marketing:
GAAP sales and marketing expense	18,889	17,179

Share-based Compensation	(380)	(409)

Total Non-GAAP adjustments	(380)	(409)

NON-GAAP SALES AND MARKETING EXPENSE	18,509	16,770

General and Administrative:
GAAP General and Administrative Expense	12,639	12,281

Share-based Compensation	(1,003)	(586)

Total Non-GAAP adjustments	(1,003)	(586)

NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSE	11,636	11,695

Operating Expenses:
GAAP Total Operating Expenses	41,032	42,168

Share-based Compensation	(1,542)	(1,172)
Amortization of intangible assets	(1,536)	(1,866)
Impairment and restructuring charges	—	(3,388)

Total Non-GAAP adjustments	(3,078)	(6,426)

NON-GAAP TOTAL OPERATING EXPENSES	37,954	35,742

Reconciliation of GAAP to Non-GAAP Financial Measures Continued

(In thousands, unaudited)

	For the nine months ended

	July 1, 2011	June 25, 2010
Income (Loss) from Operations:
GAAP income (loss) from operations	(2,565)	(10,486)

Share-based Compensation	1,586	1,313
Amortization of intangible assets	1,536	1,866
Impairment and restructuring charges	—	3,388

Total Non-GAAP adjustments	3,122	6,567

NON-GAAP INCOME (LOSS) FROM OPERATIONS	557	(3,919)

Income (Loss) before taxes & EBITDA:
GAAP income (loss) before taxes	(3,150)	(7,920)

Share-based Compensation	1,586	1,313
Amortization of intangible assets	1,536	1,866
Impairment and restructuring charges	—	3,388
Foreign Exchange, net	830	(2,362)

Total Non-GAAP adjustments	3,952	4,205

NON-GAAP INCOME (LOSS) BEFORE TAXES	802	(3,715)

Depreciation	1,603	2,290

NON-GAAP EBITDA	2,405	(1,425)

Income (loss) from continuing operations:
GAAP net income (loss)	(3,296)	(6,181)

Share-based Compensation	1,586	1,313
Amortization of intangible assets	1,536	1,866
Impairment and restructuring charges	—	3,388
Foreign Exchange, net	830	(2,362)
Income tax effect of reconciling items	(155)	(346)

Total Non-GAAP adjustments	3,797	3,859

NON-GAAP NET INCOME (LOSS)	501	(2,322)

GAAP weighted average shares outstanding - basic	19,362	18,898
NON-GAAP weighted average shares outstanding - diluted	19,728	18,898

GAAP Net Income (Loss) per share - basic	($0.17)	($0.33)
Non-GAAP adjustments detailed above	0.20	$0.21
NON-GAAP NET INCOME (LOSS) PER SHARE (basic)	$0.03	($0.12)

GAAP Net Income (Loss) per share - diluted	($0.17)	($0.33)
Non-GAAP adjustments detailed above	$0.20	$0.21
NON-GAAP NET INCOME (LOSS) PER SHARE (diluted)	$0.03	($0.12)